EXHIBIT 4.1


                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
             100 William Street, 15th Floor, New York, NY 10038 USA
                    Tel: (212) 269-6300 Fax: (212) 771-6445


                               December 18, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re:      Van Kampen Focus Portfolios
                  Global Wireless Portfolio, Series 6A,
                  Global Wireless Portfolio, Series 6B,
                  Semiconductor Portfolio, Series 5A,
                  Semiconductor Portfolio, Series 5B,
                  Biotechnology & Pharmaceutical Portfolio, Series 13A, Biotechnology & Pharmaceutical Portfolio, Series 13B
                  Great International Firms Trust, Series 15,
                  Software Portfolio, Series 7A
                  Software Portfolio, Series 7B
                      (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-49750


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations